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                                  Exhibit 10.17

                  AGREEMENT ("Agreement") made as of this day of April, 2003, between Nocopi Technologies, Inc., a Maryland corporation having a principal place of business at 537 Apple Street, West Conshohocken, Pennsylvania 19428 ("Nocopi") and Euro-Nocopi, S.A., a societe anonyme registered with the Paris Company Registry under the number B 395 113 335 ("Euro") having a principal place of business at 61, rue Jean Jaures, ZAC Des Clotais, 91160, Champlan, France.

                                    Recitals

                  A. The parties entered into a written agreement dated June 10, 1994 (the "License Agreement"), a copy of which agreement (as originally executed) is annexed hereto as Exhibit A, and a copy of which as hereby amended, and referred to hereinafter sometimes as the "Amended and Restated License Agreement" is attached hereto as Exhibit M; and

                  B. The parties entered into a written agreement dated July 17, 1997 (the "1997 Settlement Agreement"), a copy of which agreement is annexed hereto as Exhibit B; and

                  C. Certain disputes have arisen between the parties regarding their respective rights and obligations under the License Agreement and under The 1997 Settlement Agreement as a result of which the parties are presently adversaries in an arbitration proceeding before the American Arbitration Association in New York City under Case # 50-T133-00107-01 ("Arbitration Proceeding") and

                  D. The parties, without acknowledging fault, wrongdoing or liability whatsoever, desire to settle all controversies, claims, causes of action and disagreements which as of the date hereof exist, or may exist, between and among them and wish to discontinue the Arbitration Proceeding with prejudice, it being the intent of the parties that the only legally enforceable contractual obligations between them from the date hereof shall be the terms, provisions and covenants contained in this Agreement and the Amended and Restated License Agreement.

                                    AGREEMENT

                  In consideration of the mutual promises and agreements herein contained and the good and valuable consideration set forth below, the parties agree as follows:

                  1. Recitals. The Recitals are incorporated herein by reference, constitute representations of the parties and are a material part of this Agreement.



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                  2. Mutual Releases. (a) Except for the obligations of this
Agreement and the Amended and Restated License Agreement executed contemporaneously herewith accruing on and after the Closing, Nocopi, for itself, its officers, directors, employees, and agents hereby releases, remises, acquits and forever discharges Euro, Euro's officers, directors, and employees, of and from any and all actions, causes of action, claims, suits, demands, debts, dues, obligations, accounts, contracts, agreements, controversies, rights, judgments, damages, losses, costs, expenses, fees, attorneys fees, sanctions, executions, liabilities, obligations and any and all other liabilities of any kind whatsoever, either in law or equity, whether known or unknown, fixed or contingent, suspected or unsuspected, which against any of them Nocopi now has or may have, on or before the date of this Agreement.

                           (b) Except for the obligations of this Agreement and
the Amended and Restated License Agreement executed contemporaneously herewith accruing on and after the Closing, Euro, for itself, its officers, directors, and employees, hereby releases, remises, acquits and forever discharges Nocopi, its officers, directors, former directors, affiliates, employees, and agents of and from any and all actions, causes of action, claims, suits, demands, debts, dues, obligations, accounts, contracts, agreements, controversies, rights, judgments, damages, losses, costs, expenses, fees, attorneys fees, sanctions, executions, liabilities, obligations and any and all other liabilities of any kind whatsoever, either in law or equity, whether known or unknown, fixed or contingent, suspected or unsuspected, which against any of them Euro now has or may have, on or before the date of this Agreement.

                  3. Dismissal of Arbitration With Prejudice. At Closing, counsel for the parties shall execute the Stipulation and Order of Dismissal attached as Exhibit C and made a part hereof dismissing the Arbitration with prejudice which shall promptly thereafter be filed by counsel for Nocopi with the American Arbitration Association with copies delivered by facsimile to the members of the arbitral panel.

                  4. Closing; Closing Date. "Closing" shall refer to the delivery and payment of monies and exchange of executed documents required herein. Closing shall take place at the offices of Euro's attorney, Edward B. Safran, Esquire, 6th Floor, 770 Lexington Ave., New York, NY on the date of the delivery of fully executed counterparts hereof by each party to the other, and not later than April __, 2003, at 10 AM (the "Closing Date").

                  5. Euro's Performances.

                           (a) At Closing, Euro shall remit to Hangley Aronchick
Segal & Pudlin, as attorneys, by attorney escrow check drawn on an escrow account maintained by Edward B. Safran, or, at Nocopi's option, by wire transfer to an account designated in writing by said attorneys, the sum of Nine Hundred Thousand (US$900,000) Dollars (the "Initial Payment") for the benefit of Nocopi.

                           (b) At Closing, Euro shall remit by wire transfer for
the benefit of Nocopi subject to the provisions of this Agreement, in escrow nevertheless, to Edward B. Safran, Esq., as Escrow Agent, the sum of Two Hundred Thousand (US$200,000) Dollars, to be used and disbursed pursuant to the provisions of this Agreement, and Mr. Safran shall deliver to Nocopi an acknowledgement that he has received such funds and holds them under and subject to the terms and conditions of this Agreement.



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                           (c) At Closing, Euro shall deliver to Nocopi or its
designee, and Nocopi shall deliver to Euro or its designee, such duly executed documents in the form or forms attached as Exhibit D, as are necessary and sufficient (i) to terminate with prejudice the proceedings initiated before the Paris Tribunal de Grande Instance (the "Shareholder Proceeding") by writ of summons dated March 13, 2001, by certain of Euro's current and/or former shareholders (the "Shareholder Proceeding Plaintiffs"), Groupama-Vie, Maison Antoine Baud, Courcoux Bouvet, Vitali Maritime Corporation, Mizebourne Investment Corporation, Greenacres Enterprises, Inc., ING Ferri, Banque Finama, Guernroy Limited, Fiduciare Suisse, Banque Privee Saint Dominique and Philippe Patrimoine against Norman Gardner, Ray Mundt, William Drake, Esquire, Joel Pinsky, Esquire, and Michael Feinstein, M.D., Westvaco Brand Security, Inc., Westvaco Corporation, and Stanley G. Hart (the "Shareholder Proceeding Defendants"), and (ii) to release all claims of each Shareholder Proceeding Plaintiff against all Shareholder Proceeding Defendants, and all claims of each Shareholder Proceeding Defendant against each Shareholder Proceeding Plaintiff if any, to the extent they were actually asserted in the Shareholder Proceeding or could have been asserted based upon the commencement of the Shareholder Proceeding against such Shareholder Proceeding Defendant. Without limiting the foregoing, the Shareholder Proceeding Plaintiffs shall irrevocably withdraw the Shareholder Proceedings as to all Shareholder Proceeding Defendants and the same shall constitute a settlement of the Shareholder Proceeding within the meaning of Article 2044 et seq. of the French Civil Code, and a matter finally judged between the parties which is not subject to appeal. The Shareholder Proceeding Plaintiffs and the Shareholder Proceeding Defendants shall file a brief with the tribunal stating their withdrawal in the form or forms attached as Exhibit E.

                           (d) At Closing, Euro shall execute and deliver all
documents necessary to terminate with prejudice the proceedings initiated by Euro against Westvaco Brand Security, Inc. and Westvaco Corporation on December 28, 2000 and January 8, 2001 in the Paris Commercial Court provided (i) Westvaco Brand Security, Inc. and Westvaco Corporation delivers to counsel for Euro at Closing duly executed and acknowledged releases releasing Euro from any claims, demands and causes of action which it brought, or could have brought, against Euro in the said proceeding in the form or forms attached as Exhibit F.

                           (e) Euro's performances under this Agreement are
contingent upon the execution and delivery to Euro, at Closing, of a letter executed by Nocopi on its letterhead signed by Nocopi's president to Bosch in the form annexed as Exhibit G.

                  6. Representations regarding French legal proceedings. (a) Euro represents and warrants that the proceedings initiated by Euro on January 4, 2000 before the Paris Tribunal de Grande Instance which resulted in a ruling on March 13, 2001 have heretofore been terminated.

                           (b) Nocopi represents and warrants that proceedings
initiated by Nocopi on June 14, 2001 alleging the denigration of Nocopi by Euro have heretofore been terminated.

                           (c) Nocopi represents and warrants that proceedings
initiated by Nocopi pertaining to the replacement of Kenneth Levine as escrow agent under the License Agreement have heretofore been terminated.

                  7. Nocopi's Performances.

                           (a) At Closing Nocopi shall deliver to Euro an
appropriately executed and acknowledged release and assignment in the form(s) attached hereto as Exhibit H as to cause the release to Euro of all monies held in escrow pursuant the March 13, 2001 order of the Paris Tribunal de Grande Instance.

                           (b) Nocopi hereby waives and relinquishes any and all
claims which it may have, or which it heretofore asserted, to (i) monies withheld and (ii) claims and accounts receivable for which monies have not been withheld or otherwise set aside, but which may be due and owing from and by Procter & Gamble [Europe] (including but not necessarily limited to Procter & Gamble Service GmbH, NV Procter & Gamble European Supply Company S.A., and Procter & Gamble UK together referred to herein for convenience as Procter & Gamble [Europe]) by reason of the payment of license fees, including minimum fees and additional royalties, for the purchase and use of Nocopi Technology and products incorporating Nocopi Technology as defined in the License Agreement, or services related thereto from and after December 1, 2000. Nocopi acknowledges that under the provisions of the License Agreement (which the parties hereby agree shall be treated as continuing in full force and effect without interruption from the inception date of June 10th, 1994 to the Closing Date) and a separate agreement between Euro and Procter & Gamble [Europe], all license fees earned or due by reason of the sale to, purchase by or use or license of products by Procter & Gamble (Europe) incorporating Nocopi Technology or services related thereto from and after December 1, 2000 belong to Euro. At Closing Nocopi shall deliver an appropriately executed and acknowledged waiver, release and assignment in the form(s) attached hereto as Exhibit I to transfer to Euro its claims to and interests in all monies held in escrow or otherwise retained or withheld by Procter & Gamble [Europe] and all claims and accounts receivable for which monies have not been withheld or otherwise set aside, but which may be due and owing from and by Procter & Gamble [Europe] by reason of the premises.

                           (c) Nocopi represents and warrants that (i) it has
not sold, conveyed, transferred, assigned or encumbered to any person, business organization or other entity, the right to receive, or ownership of, any of the monies withheld by, or accounts receivable due from, Procter & Gamble [Europe], and (ii) it has received no payments directly or indirectly from or on behalf of Procter & Gamble [Europe] (on account of its use of Nocopi Technology) by reason of the payment of license fees or for the purchase and use of products incorporating Nocopi Technology or services related thereto from and after December 1, 2000 to the Closing Date.

                           (d) Nocopi hereby discloses to Euro that Nocopi
Technology has heretofore been marketed to Procter & Gamble (Europe) by or through Sicon Sign Control System, having (or recently having) an office at Erfurter Strasse 32, D-28215, Bremen, Germany, or with any affiliates, successors or assigns thereof (together, "Sicon"), or with Mrs. Christine Ohle ("Ohle") or any company with which Ohle is affiliated, and that Sicon and/or Ohle claims a right to be compensated in connection therewith. Nocopi represents to Euro that neither Sicon nor Ohle is an affiliate of Nocopi.

                           (e) At closing Nocopi shall deliver to Euro an
authorization and consent in the form attached hereto as Exhibit J, requesting, authorizing and permitting Procter & Gamble (Europe) and its packaging providers to disclose to Euro all information and statistics, including but not limited to marking statistics, concerning the use of Nocopi technology by or on behalf of Procter & Gamble (Europe) since December 1, 2000.

                           (f) Following the Closing, Euro shall discuss an
agreement with Ohle (or her organization) pursuant to which she may be authorized to provide the Nocopi Technologies and related products and supplies to certain of her German customers as a sales agent of Euro, in return for reasonable compensation acceptable to Euro. Euro's obligations under this Section are strictly limited to determining in good faith positions on all relevant issues that are acceptable to it in its sole discretion and seeking in good faith to negotiate an agreement with Ohle. Nocopi understands and agrees that neither Sicon nor Ohle shall be considered a third party beneficiary of this Agreement including, without limitation, this subsection 7 (f).

                           (g) Nocopi represents covenants and warrants that the
only agreements to which it is a party, directly or indirectly, which are binding on it or which confer any rights on any other person or organization as of the Closing Date, and which as of the Closing Date or in the future grant legally enforceable rights to third parties by way of license or otherwise, permitting the marketing, promoting, use (other than as an End User), sale, licensing or exploitation of Nocopi Technology, as that term is defined in the License Agreement of June 10, 1994 between the parties hereto, within the Territory, are a certain license agreement between Nocopi and Westvaco Brand Security, Inc. dated September 1, 2000, amended December 19, 2000, again amended March 2, 2001 and again amended September 10, 2002. By the foregoing amendment of its agreement with Westvaco Brand Security, Inc. of September 10, 2002, the term of such agreement was extended to and expires on December 31, 2004 (hereinafter, the "Westvaco License"). Nocopi further represents and warrants that except for the Westvaco License, no other person, entity, governmental or Business Organization has acquired any rights to the use, sale or exploitation of the Nocopi Technology within the Territory. Nocopi further represents, covenants and warrants that upon the consummation of closing on the Closing Date, no person, entity or Business Organization, other than Westvaco Brand Security, Inc. pursuant to the Westvaco License and Euro, and their permitted successors and assigns, has or shall have the right within the Territory, pursuant to license agreement with Nocopi, as an authorized agent, licensee or distributor of Nocopi, to manufacture, market or license to others the right to use the Nocopi Technology as defined in the License Agreement or herein, or to promote, use (except as an End User), sell, further license or exploit Nocopi Technology. Nocopi further agrees, covenants and warrants that after the Closing Date, it will not enter into any agreement with any person, entity or Business Organization, granting any such rights within the Territory. The term "End User" for the purpose hereof and for the purpose of the Amended and Restated License Agreement shall mean (a) the Existing Customers of Euro (as hereafter defined),
(b) the Existing Customers of Nocopi (as hereafter defined), or (c) a person or company which sells or distributes a product incorporating the Nocopi Technology within the Territory pursuant to a valid agreement with Nocopi or Euro, or an authorized licensee of Nocopi or Euro, but which itself obtains no rights in and to the Nocopi Technology, and obtains no rights to license or sublicense the Nocopi Technology in the Territory. An "authorized licensee" for the purpose hereof, shall mean only the grantee or holder of a valid license not entered into in breach of this Agreement or the License Agreement or the Amended and Restated License Agreement.

                           (h) At Closing, Nocopi will deliver a duly executed
modification, and amendment to the license agreement between Nocopi and Westvaco Brand Security, Inc. dated September 1, 2000, as thereafter amended, in the form annexed hereto as Exhibit K, pursuant to which the license granted therein to Westvaco Brand Security, Inc. shall be restricted as follows:

                                    (i) prohibiting Westvaco Brand Security,
Inc. and its affiliates from the marketing, promoting, use, sale, licensing or exploitation of Nocopi Technology within the Territory except that they shall have the right, which shall expire on December 31, 2004, to sell and distribute within the Territory paperboard or paper-based materials intended to be used for the manufacture or assembly of packaging products, incorporating Nocopi Technology, provided same is applied during the manufacturing process of such paperboard or paper-based materials, but not including the coding or other application of Nocopi Technology to finished packing or packaging materials;

                                    (ii) prohibiting Westvaco Brand Security,
Inc. and its affiliates from assigning, transferring or further licensing, within the Territory, the license granted to it in the license agreement of September 1, 2000, as amended.

                           (i) Nocopi represents and warrants that to its
knowledge Westvaco has not entered into any agreement permitting a licensee to manufacture, license, sell or otherwise exploit the Nocopi Technology in the Territory.

                           (j) Nocopi shall not, without the prior written
consent of Euro or its permitted successors and assigns, enter into any agreement to renew or extend the term of the Westvaco License (as it pertains to the Territory). In addition, Nocopi covenants and agrees that it will give to Westvaco on the Closing Date, written notice of its intention not to extend or renew such term in a timely manner under its license agreement with Westvaco in the form attached as Exhibit L.

                           (k) Nocopi represents and warrants that as of the
Closing Date there will be no legally enforceable contract prohibiting Dr. Arshavir Gundjian (or such other person or persons designated by Euro) from consulting with or otherwise performing services for Euro or from divulging to Euro any technical (engineering or scientific) or other information relating to the Nocopi Technology; provided, however, that the foregoing shall not be interpreted or construed so as to diminish or limit the extent of any confidentiality or non-disclosure obligation applicable to him, whether under contract or at law, covering any non-technical financial or commercial business information of Nocopi.

                           (l) At closing, Nocopi shall deliver to Euro the
Amended and Restated License Agreement, duly executed by Nocopi, in the form attached as Exhibit M.

                  8. Mutual Indemnification. In the event that a Party or its affiliates assert a suit or claim against a party to this agreement in any court or tribunal which suit or claim is subject to the mutual releases herein contained, Nocopi, in the case of a suit or claim brought by a Nocopi or a Nocopi affiliate, or Euro, in the case of a suit or claim brought by Euro or a Euro affiliate, shall, if such suit or claim is covered in whole or in part by the mutual release, indemnify and hold the other harmless, but only to the extent that any such suit or claim is covered by the mutual release, against any and all liabilities incurred or to be incurred by the other by reason of any such suit or claim, including but not limited to costs of defense (allocable to covered claims(s)). It is the intent of the parties that the other party shall not be required to expend monies in the defense of any claim described in this
Section 8, nor shall it be required to expend monies in the satisfaction of any award or judgment which may be rendered against it thereon. Accordingly, (i) the party whose affiliate instituted such suit or claim shall, within thirty (30) days of receipt of an invoice therefor, pay all bills for attorneys' services and disbursements submitted by the other party's counsel to the extent allocable to the defense of any such claim, and (ii) shall procure and deliver, to the other party, a complete satisfaction of any award or judgment obtained by the affiliate of such party against the other party (on such claim), in proper form for filing, or in the alternative at the option of the party whose affiliate instituted such suit or claim, (iii) deliver to the other party sufficient monies to satisfy any such judgment entered against the other party by reason of the circumstances contemplated in this Section 8, including interest at the rate accruing on judgment in the jurisdiction in which such judgment is entered, to a date five (5) business days after the date of such delivery.

                  9. Termination of Nocopi's Ownership Interest in Euro.

                           (a) Nocopi represents and warrants that as of the
execution of this Agreement it is the owner of 2,492 common shares of Euro and of certain warrants to purchase additional shares of Euro, all of which represent 100% of the equity interests ("Interests") owned or claimed to be owned by Nocopi, directly or indirectly, beneficially or otherwise, in Euro, and that it has not sold, assigned, pledged, liened or otherwise hypothecated any of such Interests, and is duly authorized to sell, convey, assign and transfer such Interests to Euro free and clear of any liens, encumbrances and claims.

                           (b) Nocopi hereby transfers by gift and donation, and
without consideration, and in such manner Nocopi hereby assigns, conveys, relinquishes, and releases, to all remaining shareholders of Euro of record as of the date of Closing (except for Nocopi, as if Nocopi were never a shareholder), in joint ownership in proportion to their respective shareholder interests in Euro, any and all interests it ever had, now has or claims to have in and to shares and warrants of Euro, whether issued or unissued, together with all rights associated therewith, including but not limited to voting rights, management rights, dividend rights (accrued or unaccrued), pre-emptive rights, derivative rights, rights to receive notices, accounting rights, as well as any and all other rights appurtenant to the ownership of shares or other interests in Euro under the laws of any jurisdiction free and clear of any liens, encumbrances and claims. In amplification and not by way of limitation of the foregoing, Nocopi at the Closing shall execute and deliver the Share Transfer Instrument attached as Exhibit N hereunder and in the future and from time to time, without charge and without delay, execute and deliver any other instrument reasonably required to effectuate the foregoing as requested in writing from time to time by Euro.

                           (c) All oral or written shareholder agreements
pertaining to ownership and disposition of shares of Euro to which Nocopi is a party are hereby canceled, terminated and declared null and void to the extent they obligate or grant rights to Nocopi or any affiliate thereof.

                  10. Nondisparagement.Each of the parties agrees not to demean or disparage the other with respect to the Arbitration or the matters covered hereby, including but not limited to the claims asserted or which could have been asserted in the Arbitration Proceeding or any of the proceedings described in Articles 4 and 5 hereof, or the business, products or services of the other. In amplification and not by way of limitation of the foregoing, each of the parties covenants that it shall not make or cause to disseminate any statement, written or otherwise, to any financial institution, brokerage institution, insurance institution, rating agency, news and other media, which reasonably can be construed as disparaging the other party and its reputation in the business and industry in which it is ordinarily engaged. In further amplification and not by way of limitation of the foregoing, neither party shall make or cause to disseminate any statement, written or otherwise, stating, that it was the "winner," or "victor" in the Arbitration Proceeding or any of the other proceedings described in Articles 4 and 5 hereof. Nothing herein contained shall preclude any party from making any disclosure of information reasonably necessary (i) to enforce any claims arising from this Agreement, or (ii) to fulfill its reporting obligations to its shareholders or to any government agency to which such reporting is required, or in the case of Nocopi, its obligations regarding the disclosure of information under and pursuant to the Securities Exchange Act of 1934, as amended. The only press release to be made by either of the parties pertaining to the dispute, the Arbitration and the settlement of the dispute shall be in the form set forth herein as Exhibit O, or as required, in the reasonable opinion of counsel to Nocopi, by the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  11. Confidentiality. Except as contemplated by this Agreement, the terms, conditions and provisions of this Agreement are and shall be kept confidential, and neither party shall, directly or indirectly, use or disclose the contents hereof or any information with respect thereto (other than the fact that the parties have settled and resolved their differences and executed a settlement agreement) except (i) under compulsion of legal process, (ii) as may be required by any governmental, federal, state or local securities or other law, or represent appropriate public reporting under such laws by a publicly held company, (iii) in any action or proceeding brought to enforce this Agreement or any portion thereof, and (iv) as will be required by Euro to obtain shareholder approval. Nothing herein contained shall prohibit a Party from disclosing to a prospective customer (a) the License Agreement and the Amended and Restated License Agreement, and (b) the pertinent provisions of this Agreement amending and modifying the License Agreement. To announce this settlement, the parties shall jointly issue the press release attached hereto as Exhibit O.

                  12. License Agreement Ratified. The parties hereby ratify the License Agreement as a contractually binding, legally enforceable obligation according to its terms, subject, however, to the modifications and amendments thereto contained in this Agreement. The Amended and Restated License Agreement, amending and restating the License Agreement, is attached hereto as Exhibit M, and, in such form, will be executed and delivered by the parties at the Closing. If and to the extent that any of the provisions of this Agreement conflict or are otherwise inconsistent with any of the provisions of the Amended and Restated License Agreement, whether or not such inconsistency is expressly noted in this Agreement, the provisions of this Agreement shall prevail. To the extent that either party has heretofore terminated, or attempted to terminate, the License Agreement, by reason of alleged default or otherwise, any such termination or attempted termination is, effective immediately, hereby vacated, withdrawn, canceled, void and of no force and effect. Defined terms used herein shall have the same meanings as provided in the License Agreement unless otherwise provided.

                  13. Modifications and Amendments to License Agreement; Other License Matters.

                           (a) The parties hereby amend and restate the License
Agreement to read in full in the form attached hereto as Exhibit M.

                           (b) In the event at any time following the execution
of this Agreement Nocopi improves, modifies, alters, adds to or otherwise changes the Nocopi Technology (including but not limited to Know-How and Patents) it shall notify Euro (which notice shall contain a brief description of the improvement, alteration, addition or change) and offer to license the right to the use of such improvements, modifications, alterations, additions and changes to Euro for use by Euro in the Territory pursuant to this Agreement for a reasonable additional royalty to be negotiated by the parties in good faith. In determining the reasonableness of such additional royalty, the royalties charged by Nocopi to other licensees shall be considered. With respect to any change or improvement reflected by the filing of any new or amended patent application, such notice shall be given within thirty days after such filing is made. With respect to other changes or improvements, such notice shall be given every six months for all changes and improvements first offered to any other customer or client of Nocopi since the prior notice to Euro. Nothing herein contained shall be deemed to require Euro to accept the offer.

                           (c) Nocopi represents and warrants that as of the
execution of this Agreement it is, and on the Closing Date shall be, the exclusive owner of the Nocopi Technology, that it has not sold or transferred any of the Nocopi Technology, that it has the right and authority to grant to Euro the rights granted herein with respect thereto, that such grant will not infringe on any other agreement, and that Euro's use and exploitation thereof in any manner authorized hereby will not infringe on the rights of any third party. Nocopi further represents and warrants that (i) it has not granted to any other person any conflicting right or license to the Nocopi Technology in the Territory, (ii) to its knowledge, there are as of the date hereof no pending or threatened claims, demands, proceedings or actions with respect to the Nocopi Technology, contesting its right to full ownership of the Nocopi Technology, and
(iii) that it has the full power and authority to grant to Euro hereunder the rights in the Nocopi Technology granted to Euro under the License Agreement as herein amended.

                           (d) It is the intent of the parties pursuant to the
Amended and Restated License Agreement, and this Agreement that Euro receive all information, data, specifications and know-how in Nocopi's possession relating to the assembly, manufacture and production of all components or any part of any component or ink or revealer incorporating Nocopi Technology. Nocopi represents and warrants that all such information, data, specifications and know-how will be delivered to Euro on the Closing Date. To effectuate compliance with the foregoing, Nocopi shall make all such information, data, specifications and know-how presently existing available, no later than ten (10) business days prior to the Closing Date, for the purpose of examination thereof by an expert of Euro's selection (which may be Ashavir Gundjian at Euro's option). The expert shall agree to hold such information, data, specifications and know-how in confidence prior to the Closing and shall not disclose, disseminate or distribute such material other than for the purpose herein contemplated, but may provide to Euro in advance of closing his assessment concerning the quality and completeness of the information made available.

                           (f) Notwithstanding anything to the contrary
contained in Section 13.01 of the Amended and Restated License Agreement as herein modified and amended, Euro and its successors in interest shall be permitted, to assign, in whole and not in part, its rights hereunder and under the License Agreement and Amended and Restated License Agreement, to any business organization acquiring or succeeding in any manner to Euro's business. Notwithstanding anything to the contrary contained herein, a transfer of the license agreement as herein modified and amended shall not constitute an assignment provided such transfer is part of a corporate merger, consolidation, amalgamation, or consolidation of Euro or is part of a sale of substantially all of the business of Euro and its successors in interest.

                  14. Licensed Trademarks.

                           (a) "Licensed Trademarks" means the trademark
registrations and trademark applications of Nocopi within the Territory. Nocopi hereby grants to Euro the right, subject to the conditions and limitations set forth in this Agreement and the Amended and Restated License Agreement, in the Territory and no where else, to use and exploit the Licensed Trademarks only in connection with its permitted use of the Nocopi Technology. Upon prior written notice to Nocopi Euro shall have the right, at its sole cost and expense, within the Territory, to pursue legal action against any party for infringement by such party, occurring within (but not outside) the Territory, of the Licensed Trademarks filed within the Territory (provided that, if requested by Nocopi, Euro shall consult with Nocopi concerning such legal action and the anticipated consequences thereof). Any recovery or recoveries thereunder shall belong exclusively to Euro. In connection with its use of the Licensed Trademarks, Euro shall only use the name "Euro-Nocopi" or another name as a trade name in the Territory and as a website domain in the Territory provided that Euro shall not use the name "Nocopi" as a trademark, trade name or domain name inside the Territory unless it is immediately preceded by the term "Euro". In no event shall Euro use "Nocopi" or "Euro-Nocopi" in any manner to promote or market products and services outside the Territory except as otherwise permitted herein. Further, Euro shall not use the Licensed Trademarks in order to suggest any association or affiliation between Nocopi and Euro.

                           (b) Nocopi represents and warrants that it is the
exclusive owner of the Licensed Trademarks, that it has the right and authority to grant to Euro the rights granted herein with respect thereto, and that Euro's use and exploitation thereof in any manner authorized hereby will not infringe the rights of any third party. Nocopi further represents and warrants that (i) it has not granted to any other person any right or license to the Licensed Trademarks in the Territory, (ii) to its knowledge, there are as of the date hereof no pending or threatened claims, demands, proceedings or actions with respect to the Licensed Trademarks, contesting its right to full ownership of the Licensed Trademarks or alleging that the Licensed Trademarks infringe or otherwise violate the rights of third persons, or asserting that a third person has infringed or otherwise violated the Licensed Trademarks; and (iii) that it has the full power and authority to grant to Euro hereunder the rights in the Licensed Trademarks hereby granted to Euro.

                  15. European Patents.Exhibit P is a schedule of all unexpired patents issued by any issuing jurisdiction in the Territory and all applications filed by Nocopi for any such Patents, in either case, covering or affecting the Nocopi Technologies (collectively, the "European Patents"). Nocopi hereby grants to Euro the right, under the Amended and Restated License Agreement and subject to the conditions and limitations set forth therein and in this Agreement, in the Territory and no where else, to use and exploit the European Patents only in connection with its permitted use of the Nocopi Technology except for such patent rights which are in the public domain on the expiration thereof. Nocopi represents and warrants that it is the exclusive owner of the European Patents that it has the right and authority to grant to Euro the rights granted herein with respect thereto, and that Euro's use and exploitation thereof in any manner authorized hereby will not infringe the rights of any third party. Nocopi further represents and warrants that, except as described herein with respect to Westvaco and end users (i) it has not granted to any other person any right or license to the European Patents in the Territory which conflict with, diminish or impair the rights granted to Euro herein and in the Amended and Restated License Agreement, (ii) to its knowledge, there are as of the date hereof no pending or threatened claims, demands, proceedings or actions with respect to the European Patents, contesting its right to full ownership of the European Patents or alleging that the European Patents infringe or otherwise violate the rights of third persons, or asserting that a third person has infringed or otherwise violated the European Patents; and (iii) that it has the full power and authority to grant to Euro hereunder the rights in the European Patents hereby granted to Euro. Any action that may be needed or desirable to prosecute, perfect or continue the European Patents in effect, and to enforce its rights against infringements thereon, may be taken by Euro at its expense in its discretion; provided that Nocopi shall cooperate (at Euro's expense) in all such filings as the owner of the European Patents. Any recovery or recoveries thereunder shall belong exclusively to Euro.

                  16. Internet Activities. Each party shall, on any Internet website which it uses directly or indirectly, include a legend that it is not affiliated with the other party, which legend shall be prominently displayed to customers originating from or interested in sales in (for Nocopi's website) or outside (for Euro's website) the Territory, in either case, along with a hyperlink to the other party's website. Nocopi shall not solicit orders or otherwise directly advertise to potential customers in the Territory, and Euro shall not solicit orders or otherwise directly advertise to potential customers outside the Territory via the Internet.

                  17. Restrictive Covenants.

                           (a) Nocopi covenants that it shall not, directly or
indirectly, without the written consent of Euro or Euro's permitted successors and assigns, establish, maintain, keep or operate an office, plant, factory, warehouse or other physical location in the Territory, nor shall it establish, maintain, or keep (i) a mailing address within the Territory, (ii) a telephone number having an area code or exchange in the Territory, or (iii) a telephone listing in any telephone directory that (A) is published for exclusive or principal use by persons within the Territory, or (B) includes exclusively or principally businesses located within the Territory; or (iv) an Internet domain having a suffix designated for use primarily within the Territory (such as .De or .Fr), nor shall it advertise its products and services in publications published and distributed for principal use within the Territory. Nocopi further agrees, warrants and covenants that it shall not, directly or indirectly, without the written consent of Euro or its successors and assigns, contract with, engage or otherwise hire the services of a manufacturer's representative or sales agent the principal place of business of which is located in the Territory. To facilitate the exclusive license granted to Euro in paragraph 2.01 of the Amended and Restated License Agreement, Nocopi further agrees, warrants and covenants that it shall not, directly or indirectly, without the written consent of Euro (or its successors and assigns), promote or market, or license or sell any products or services containing or incorporating, the Nocopi Technology to any person, governmental or municipal entity, academic institution the principal headquarters or executive offices of which is located in the Territory or any European-based Business Organization, other than currently Existing Customers of Nocopi. The negative covenants contained in this subsection shall not, directly or by implication, be construed as evidencing any intent of the parties to expand the scope of Euro's licensed rights beyond those expressly set forth herein or in the License Agreement as hereby amended.

                           (b) Euro covenants that it shall not directly or
indirectly, without the written consent of Nocopi or Nocopi's successors and assigns, establish, maintain, keep or operate an office, plant, factory, warehouse or other physical location outside of the Territory, nor shall it establish, maintain, or keep (i) a mailing address outside of the Territory,
(ii) a telephone listing in any telephone directory that (A) is published for exclusive or principal use by persons outside the Territory, or (B) includes exclusively or principally businesses located outside the Territory, (iii) a telephone number having an area code or exchange outside the Territory, or (iv) an Internet domain having a suffix or designation established outside the Territory, nor shall it advertise its products and services incorporating the Nocopi Technology in publications published and distributed for principal use outside the Territory. Euro further agrees, warrants and covenants that it shall not, directly or indirectly, without the written consent of Nocopi or Nocopi's successors and assigns, contract with, engage or otherwise hire the services of a manufacturer's representative or sales agent the principal place of business of which is located in outside the Territory. To facilitate the license granted to Euro in paragraph 2.01 of the Amended and Restated License Agreement granting Euro the exclusive right to market, promote, sell, use, manufacture and license the Nocopi Technology only in the Territory, Euro further agrees, warrants and covenants that it shall not, directly or indirectly, without the written consent of Nocopi or Nocopi's successors and assigns, solicit, market, promote, use, manufacture, exploit, license or sell any products or services containing or incorporating the Nocopi Technology to any person, governmental or municipal entity, academic institution or Business Organization except for such of the foregoing as have their principal headquarters or executive offices within the Territory or any European Based Business Organization. The negative covenants contained in this subsection shall not, directly or by implication, be construed as evidencing any intent of the parties to expand the scope of Euro's licensed rights beyond those expressly set forth herein or in the License Agreement as hereby amended.

                           (c) "Business Organization" means any business firm,
corporation, partnership, limited liability company or other entity engaged in business or commerce. It is the intent of the parties to respect the territorial exclusivity described in this Agreement and in the License Agreement, as amended, by limiting Euro's business involving Nocopi Technology to "European-based" Business Organizations and prohibiting Nocopi from transacting business involving Nocopi Technology with "European-based" Business Organizations in either case, other than existing clients. For the purpose of determining whether or not a Business Organization is European-based, the location of the headquarters or executive offices of a Business Organization as being within or outside of the Territory shall be a significant consideration. Parent entities, brother/sister entities and subsidiary entities which do business together as a single integrated concern shall each be deemed to constitute a single Business Organization with its headquarters or executive offices in the place in which the parent entity maintains its headquarters. However, entities which, although related, do not do business as a single integrated concern, shall be deemed to be separate Business Organizations whose headquarters are located at the respective places where each of the parent entities, brother/sister entities and/or subsidiary business entities maintain its or their separate headquarters and or executive offices. [By way of example, Volvo does not do business as a single integrated concern with Ford Motor Company and Procter & Gamble (US) is distinct from Procter & Gamble (Europe)]. Accordingly the headquarters or executive offices of Volvo is, for the purposes hereof, different from the headquarters and executive offices of Ford Motor Company, and the headquarters or executive offices of Procter & Gamble (US) is different from the headquarters and executive offices of Procter & Gamble (Europe)]. In the case of Business Organizations which maintain headquarters or executive offices in locations of convenience, such as tax havens or locations of limited liability, such Business Organization shall be considered "European-based" if its predominant business activities are conducted within the Territory and not European-based if its predominant business activities are conducted elsewhere.

                           It is the intent of the parties to respect the
territorial exclusivity described in this Agreement and in the License Agreement, as amended. The parties acknowledge that the proliferation of multi-national Business Organizations and the various manners in which such organizations conduct business, including the use of affiliates, subsidiaries and related entities, may make it difficult to determine whether, under a given set of circumstances, a company is "European-based" or is not "European-based," which is and shall be the determining factor and intent of the parties in complying with and enforcing the territorial exclusivity described in this Agreement and in the License Agreement, as amended. Accordingly, in the event of a dispute between the parties as to whether a company with which a party transacts business is "European based" or is not "European based," that issue shall be determined by expedited arbitration in the City of New York under the commercial arbitration rules of the American Arbitration Association by a single arbitrator who shall be an attorney at law admitted to practice in the State of New York.

                           (d) Notwithstanding anything herein contained to the
contrary, and without otherwise limiting or waiving the express terms of this Agreement, Euro shall have the right to sell products and services containing or incorporating Nocopi Technology to the Existing Customers of Euro identified in Exhibit Q notwithstanding that some or all of such Existing Customers of Euro manufacture, use or otherwise deal in products outside the Territory, and Nocopi, agrees, covenants and warrants that it will not directly or indirectly solicit, market or sell products or services containing or incorporating Nocopi Technology to such Existing Customers of Euro.

                           (e) Notwithstanding anything herein contained to the
contrary, and without otherwise limiting or waiving the express terms of this Agreement, Nocopi shall have the right to sell products and services containing or incorporating Nocopi Technology to the Existing Customers of Nocopi identified in Exhibit R notwithstanding that some or all of such Existing Customers of Nocopi manufacture, use or otherwise deal in products in the Territory, and Euro agrees, covenants and warrants that it shall not directly or indirectly solicit, market or sell products or services containing or incorporating Nocopi Technology to such Existing Customers of Nocopi.

                           (f) Notwithstanding anything contained herein to the
contrary, the licensed technology may be used within the Territory by an End User pursuant to agreement with Nocopi or a distributor provided that the license granted by Nocopi either (a) to such End User, or (b) to such distributor, in either case does not violate this Agreement or the Amended and Restated License Agreement, and the licensed technology may be used outside the Territory by an End User pursuant to agreement with Euro or a distributor provided that the license granted by Euro either (a) to such End User, or (b) to such distributor, in either case, does not violate this Agreement or the Amended and Restated License Agreement.

                  18. Release of Existing Escrow. Nocopi hereby releases Kenneth Levine, Esq. ("Levine") from the provisions and restrictions of a certain escrow agreement dated June 10, 1994 pursuant to which Levine held in escrow certain documents allegedly containing secret, non-public and proprietary information and hereby authorizes Levine to turn over all items kept by him in escrow pursuant thereto to Euro. Nocopi further releases Levine from any and all claims and causes of action it has or ever had, known or unknown, against Levine by reason of the escrow and escrow agreement herein described.

                  19. Escrow. The Escrow Agent shall, from the escrowed amount described in paragraph 4(c) of this Agreement, remit to or on behalf of Nocopi the sum of $50,000 from the escrowed amount on March 1, 2004, $50,000 on March 1, 2005, $50,000 on March 1, 2006 and $50,000 on March 1, 2007 (the "Payment
Dates") unless, prior to any such Payment Date, the Escrow Agent receives evidence reasonably satisfactory to him that an action has been commenced by Euro against Nocopi in a court of competent jurisdiction which contains an allegation that Nocopi has committed an unremedied material breach of this

Agreement or the Amended and Restated License Agreement and seeks an order of such court effectively restricting the Escrow Agent from remitting escrowed funds to Nocopi (a "Restraining Order"), in which case the Escrow Agent shall retain the then escrowed funds in escrow until (a) receipt of written consent from Euro or its designee that a payment may be made, or (b) receipt of a final decision or award of such court authorizing or effectively permitting the disposition of the balance of the escrowed funds. Notwithstanding the foregoing, if the Escrow Agent, having received reasonable evidence of the commencement of such action, has not received, within sixty (60) days following a Payment Date, either (i) the Restraining Order, or (ii) Euro's legally enforceable written undertaking to pay to Nocopi, in the event that it is determined to be entitled to the escrowed funds, such funds together with interest thereon until paid, at a rate per annum of twelve percent (12%), then, in such event, the Escrow Agent shall remit the sum then due to Nocopi. Nothing herein contained shall be construed as limiting the amount of damages or other relief which may be available by reason of any breach or default.

                      (i) The duties of the Escrow Agent are only as herein specifically described, are purely ministerial in nature, and the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence as long as the Escrow Agent has acted in good faith and the Escrow Agent is hereby released from any act done or omitted to be done in good faith in the performance of his duties (except for willful misconduct or gross negligence); the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by him to be genuine; the Escrow Agent may assume that any person purporting to give any notice of instructions in accordance with the provisions hereof has been duly authorized to do so; the Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by each of the parties hereto.

                      (ii) The parties shall, jointly and severally, reimburse, indemnify the Escrow Agent for, and hold him harmless against, any and all loss, liability, costs or expenses, including reasonable attorneys's fees and disbursements, incurred without gross negligence or willful misconduct (or lack of good faith) on the part of the Escrow Agent, arising out of or in connection with any dispute among the parties pertaining to the escrow fund and the distribution thereof, including but not limited to any action or proceeding in connection therewith.

                      (iii) The Escrow Agent shall not have any liability or obligation for loss of all or any portion of the proceeds being held in escrow by reason of the insolvency of failure to the institution or depository with whom the escrow is maintained. The escrow shall be maintained in an IOLA account regularly maintained by the Escrow Agent with Chase Manhattan Bank or in an interest bearing account or Certificate(s) of Deposit issued by such bank. Any interest earned on the escrow fund shall be the property of the Escrow Agent as partial compensation to him.

                      (iv) The Escrow Agent has executed this Agreement solely to confirm that the Escrow Agent shall act in such capacity and will hold the escrowed amount, as and when received, in escrow pursuant to the provisions of this Agreement.

                  20. Noncircumvention.This Agreement and the Amended and Restated License Agreement are and shall be binding on the parties, their respective successors and permitted assigns. Neither party shall directly or indirectly circumvent or attempt to circumvent, the terms, provisions, covenants and agreements herein contained and the intent of and reasonable expectations of the parties as embodied in this Agreement and the License Agreement. The covenant of good faith and fair dealing, implied in each aspect of this Agreement, shall be particularly applicable here. As used herein, the phrase "directly or indirectly," when pertaining to actions to be taken or not taken by a party or a restriction imposed on a party, includes both direct actions by the party itself and indirect actions by the party acting by proxy, agency, by the use of artifice or device, third party, nominee, or in any other manner (including, without limitation, by or through any officer, director or any affiliate under its control, or through the establishment of any subsidiary or controlled business organization, or by causing or inducing any third party or affiliate); provided, however, that a party's causing or inducing another party to act shall be presumed only where the third party directly acting is under the effective control of the party to this Agreement alleged to have acted indirectly.


                  21. Notices. Any notice required or permitted to be given under this Agreement will be addressed as follows:

If to Nocopi:              Nocopi Technologies, Inc.
                           537 Apple Street
                           West Conshocken, PA  19428
                           Attention:  President

with a copy to:   Thomas F. Hurley, Esq.
                           Hangley Aronchick Segal & Pudlin
                           One Logan Square
                           Philadelphia, Pennsylvania 19103-6933

If to Euro:                Euro Nocopi, S.A.
                           Attention: Arnaud de Beaumont
                           61, rue Jean Jaures, ZAC Des Clotais, 91160
                           Champlan, France.

with a copy to:   Edward B. Safran, Esq.
                           770 Lexington Avenue - 6th Floor
                           New York, New York 10021

                  All notices shall be effective upon receipt.

                  22. Remedies on Breach or Default. (a) The parties represent and acknowledge to each other that apart from the agreements herein contained requiring the payment of money, the breach by or on behalf of a party, its affiliates, assigns, nominees and successors, of the provisions, agreements, covenants, warranties and conditions of this Agreement and the License Agreement will cause irreparable harm not fully compensable in damages. Accordingly, each party shall have the absolute right, in the event of a breach or threatened breach of any of the agreements, covenants, warranties and conditions of this Agreement other than those requiring the payment of money, to file for, request and obtain, in any appropriate jurisdiction, a temporary, preliminary, and/or permanent injunction, including a temporary restraining order during the pendency of proceedings, judicially prohibiting, enjoining and restraining the other party from engaging in acts or omissions prohibited by or in violation of the express provisions of this Agreement. Each of the parties hereby waives and relinquishes any requirement for the filing of a bond or undertaking as a condition of obtaining such temporary restraining order, or temporary, preliminary, or permanent injunction, except, however, that if it is finally determined that the party seeking such injunction or restraining order was not entitled thereto, such party will be liable to pay to the other party all damages and costs which were sustained, if any, by reason of the granting of the temporary restraining order or injunction. For the purposes hereof, a temporary restraining order may be granted without notice on motion or application for a preliminary injunction to a court of competent jurisdiction on a showing to such court of facts demonstrating a breach or threatened breach of any of the non-monetary agreements, covenants, warranties and conditions of this Agreement. The parties shall thereafter be subject to the due process requirements of such jurisdiction regarding judicial determination of the dispute.

                           (b) Nothing herein contained shall restrict or limit
a party's right to seek monetary damages sustained as a result of a breach of this Agreement, nor shall the right of a party to seek monetary damages therefore preclude its ability to obtain temporary or permanent injunctive relief.

                  23. Representations and Warranties. Each of the parties hereto represents and warrants, with respect to itself, as follows:

                           (a) Due Authorization. It has all necessary capacity,
corporate or other power and authority to execute, deliver and perform its obligations under this Agreement, the License Agreement and each related document (which means any document, instrument or agreement to be entered into by a party hereto pursuant to this Agreement); the execution, delivery and performance by it of this Agreement, the Amended and Restated License Agreement and each related document have been duly authorized by all necessary corporate action on its part; and this Agreement, the Amended and Restated License Agreement and each related document has been (or, as the case may be, will be) duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

                           (b) No Consent or Approvals. No consent, approval or
authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person which has not been obtained is required to be made or obtained by it in connection with the execution, delivery and performance of this Agreement, the Amended and Restated License Agreement and each related document and the consummation of the transactions contemplated hereby and thereby.

                           (c) No Breach. None of the execution and delivery of
this Agreement, the Amended and Restated License Agreement and each related document, the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof will violate, conflict with or result in a breach of, its articles of incorporation or by-laws, any applicable law or regulation, any order, writ, injunction or decree of any court or governmental authority or agency, any agreement or instrument to which it is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of its revenue or assets pursuant to the terms of any such agreement or instrument.

                  24.      General Provisions.

                           (a) Amendments. This Agreement contains all of the
agreements, understandings, conditions, warranties, and covenants made between the parties, whether oral or written, and, except as expressly set forth therein to the contrary, it may not be altered, modified, terminated, or discharged except by a writing signed by the party against whom such alteration, modification, termination or discharge is sought.

                           (b) No Waiver. None of the terms of this agreement
can be waived or modified or terminated except by an express agreement, in writing, signed by both parties. The failure of either party hereto to enforce, or the delay by either party in enforcing any of its rights under this Agreement shall not be deemed a continuing waiver or a modification thereof and either party may, within the time provided by applicable law, commence appropriate proceedings to enforce any or all of such rights. No person, firm, group, partnership, association or corporation other than the parties hereto shall be deemed to have acquired any rights by reason of anything contained in this Agreement.

                           (c) Additional Documents. Each of the parties hereto,
without cost to the other shall, at any time and from time to time, hereafter execute and deliver any and all further instruments, documents and assurances and shall perform any acts that the other party may reasonably request for the purpose of giving full force and effect to the provisions of this Agreement.

                           (d) Notices.Unless otherwise provided herein, all
Notices to be given, shall be given or made at the respective addresses of the parties unless notification of a change of address is given, in writing, and the date of delivery shall be deemed the date the Notice is given.

                           (e) Binding Effect. This Agreement shall be binding
upon, and shall inure to the benefit of the parties hereto and their respective affiliates, officers, directors, shareholders, successors and assigns.

                           (f) Governing Law - Prevailing Party in Disputes.
This Agreement and the Amended and Restated License Agreement, and the rights and obligations created thereby between the parties shall be governed by and construed in accordance with the laws of the State of New York. The substantially prevailing party in any action or proceeding brought by reason of this Agreement shall be entitled to recover all reasonable attorney's fees and costs of litigation actually incurred, including costs of investigation and disbursements reasonably incurred in preparation for such litigation, including travel and lodging.

                           (g) Severability. This Agreement is intended to be
performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdiction in which enforcement may be made. If any provision of this Agreement or its application to any person or circumstance shall, for any reason and to any extent, be found to be invalid or unenforceable, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

                           (h) Counterparts. This Agreement may be executed in
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                           (i) Captions. The captions used herein are inserted
for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

                           (j) Gender - plural. Words of gender used in this
Agreement shall be interpreted to include the other gender or a corporate or other business entity, and words in the singular number shall be interpreted to include the plural (and vice-versa), where the sense so requires. Accordingly, the use of the word "he" shall include "she" and "it" where the sense so requires.

                           (k) No representations - merger. This Agreement and
the Amended and Restated License Agreement contains the entire understanding of the parties and any promises or representations not herein contained shall have no force and effect, unless in writing and duly signed by the party to be charged and expressly stated therein to survive execution of this Agreement. All other agreements, representations or understandings between or among the parties are merged herein and are null and void except as herein contained. Each party specifically represents and warrants that he has not relied on any written or oral statement or representation made by another party prior to executing this Agreement, either pertaining to the terms and conditions of this Agreement, the Premises or otherwise, and each party represent and warrants to the other that he has relied on his own due diligence in investigating and ascertaining all relevant and material facts and circumstances prior to executing this Agreement, has had the opportunity to and did consult with attorneys, accountants and other professionals pertaining to the Premises and to the terms and conditions of this Agreement, and has executed this Agreement relying solely thereon.

                           (l) No Joint Venture.Nothing herein contained shall
be deemed or construed to constitute or create between the parties a partnership, joint venture or agency, and neither party shall have the power to obligate or bind the other party in any manner whatsoever, except as expressly set forth herein. Each party is an independent contractor engaged in its own and entirely separate business from that of the other, and shall remain as such except as limited by the express provisions of this Agreement.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Nocopi Technologies, Inc.                     Euro-Nocopi, S.A.


By:                                    By:
   --------------------------------       -------------------------------------
      Michael Feinstein, CEO                 Michel de Beaumont, Liquidateur



-----------------------------------
      Edward B. Safran, Escrow Agent
      as to Escrow Provisions Only

                             Schedules and Exhibits
                             ----------------------

Exhibit No.             Exhibit
-----------             -------


A.          License Agreement of June 10, 1994

B.          1997 Settlement Agreement

C.          Stipulation and Order of Dismissal

D.          French Shareholder Proceeding Terminations

E.          Shareholder Proceeding Plaintiff and Defendant Briefs of Withdrawal

F. Euro's Discontinuance of Paris proceeding against Westvaco and Westvaco release of Euro.

G.          Letter to Bosch

H.          Release and Assignment (Paris judicial escrow)

I.          Release and Assignment (P & G Escrow)

J.          Letter of authorization to Procter and Gamble [Europe]

K.          Modification of Westvaco License Agreement

L.          Notice to Westvaco

M.          Form of Amended and Restated License Agreement

N.          Share Transfer Instrument

O.          Press Release

P.          European Patents

Q.          Existing Customers of Euro

R.          Existing Customers of Nocopi